...RATED UN... ...R LAWS O...

DELAWARE

NUMBER

SHARES

Pax Biofuels Inc.

Total Authorized Issue 100,000,000 Shares of Voting Common Stock With $.001 Par Value

This Certifies that ______________________________

is the owner of ______________________ *Shares of the Capital Stock of*

Pax Biofuels Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* ________ *day of* ____________ *A.D. 20* 07

______________________ President

______________________ Secretary

Pax Biofuels Inc.

Certificate

FOR

5,000,000

SHARES

OF

Capital Stock

ISSUED TO

Hammond Management Corporation

DATED

February 5, 2007

For Value Received, ________ hereby sell, assign and transfer unto ________ ________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________

In presence of

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.